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EXHIBIT 4.1
FRONT
                  Incorporated under the laws
                     of the State of Nevada

Number                                  Shares

                     budgethotels.com, inc.

     This Certifies that ________________________________ is the registered holder of ___________________ Shares (budgethotels.com, inc.) (FULLY PAID AND NON-ASSESSABLE) transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of _______________ A.D. ______.


                              SEAL

____________________________       ____________________________
Secretary                          President

BACK

     For Value Received, ___________ hereby sell, assign and transfer unto ____________________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated ______________________

     In presence of ____________________________________
                    ____________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY
PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE
WHATEVER.